UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2014

BAXANO SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Horizon Drive, Suite 230

Raleigh, North Carolina 27615

(Address of principal executive offices)

(Zip Code)

(919) 800-0020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2014, the Compensation Committee of the Board of Directors of Baxano Surgical, Inc. (the “Company”) approved the terms of the 2014 Restricted Stock Unit Retention Program (the “RSU Program”) and the grant of restricted stock units (“RSUs”) to all executives and management of the Company pursuant to the RSU Program and the Company’s 2007 Stock Incentive Plan, as amended. Each award amount equals a number of stock-settled RSUs reflecting one times the employee’s current salary at a target value of $3.00 per share of common stock. For example, Ken Reali, the Company’s Chief Executive Officer, received an award of 133,333 RSUs under the RSU Program. A portion of the RSU awards is subject to time-based vesting and a portion of the RSU awards is subject to performance-based vesting based on the achievement of certain comparative Company revenue performance criteria.

The foregoing description of the RSU Program does not purport to be complete and is qualified in its entirety by reference to the Terms of 2014 Restricted Stock Unit Retention Program and form of Restricted Stock Unit Award Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Terms of 2014 Restricted Stock Unit Retention Program
10.2	Form of Restricted Stock Unit Award Agreement under 2007 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXANO SURGICAL, INC.

Date: January 8, 2014	By:	/s/ Ken Reali
Ken Reali
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Terms of 2014 Restricted Stock Unit Retention Program
10.2	Form of Restricted Stock Unit Award Agreement under 2007 Stock Incentive Plan